As filed with the Securities and Exchange Commission on June 11, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AGNICO EAGLE MINES LIMITED
(Exact name of Registrant as specified in its charter)

Ontario, Canada (Province or other jurisdiction of incorporation or organization)	1041 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)
145 King Street East,
Suite 400, Toronto, Ontario,
Canada M5C 2Y7
(416) 947-1212
(Address and telephone number of Registrant’s principal executive offices)

Davies Ward Phillips & Vineberg LLP
900 Third Avenue, 24th Floor
New York, New York 10022
(212) 588-5500
(212) 308-0132 (fax)
Attention: Jeffrey Nadler, Esq.
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Ammar Al-Joundi Agnico Eagle Mines Limited 145 King Street East, Suite 400 Toronto, Ontario, Canada M5C 2Y7 (416) 947-1212	Patricia Olasker Davies Ward Phillips & Vineberg LLP 155 Wellington Street West Toronto, Ontario, Canada M5V 3J7 (416) 863-0900

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):
A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)
B.	☐	At some future date (check the appropriate box below)
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This offering is made by a foreign private issuer that is permitted, under the multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States.
The ability to enforce civil liabilities under United States federal securities laws may be affected adversely because the registrant is organized under the laws of the Province of Ontario, certain of its directors and officers and certain of the experts named in this prospectus are resident outside the United States, and a significant portion of the registrant’s assets are, and a significant portion of the assets of such officers, directors and experts may be, located outside of the United States. See “Enforceability of Certain Civil Liabilities”.
These Securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) nor has the SEC passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. This short form base shelf prospectus is filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.
No securities regulatory authority in Canada or the United States has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of securities only in those jurisdictions where they may lawfully be offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary, Agnico Eagle Mines Limited, 145 King Street East, Suite 400, Toronto, Ontario, Canada M5C 2Y7 (telephone (416) 947-1212), and are also available electronically at www.sedarplus.ca and www.sec.gov.
SHORT FORM BASE SHELF PROSPECTUS
New IssueJune 10, 2024
AGNICO EAGLE MINES LIMITED
Common Shares
Debt Securities
Subscription Receipts
Warrants
Agnico Eagle Mines Limited (the “Company”) may from time to time offer and issue common shares, debt securities, subscription receipts or warrants to purchase debt securities or common shares (collectively, the “Securities”), during the 25-month period that this short form base shelf prospectus, including any amendments hereto, remains valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set out in an accompanying prospectus supplement (a “Prospectus Supplement”). This prospectus may qualify an “at the market distribution” as defined in National Instrument 44-102 — Shelf Distributions.
The specific variable terms of any offering of Securities will be set out in the applicable Prospectus Supplement including, where applicable: (i) in the case of common shares, the number of shares offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in a transaction that is deemed to be an “at the market distribution” as defined in National Instrument 44-102 — Shelf Distributions) and any other specific terms; (ii) in the case of debt securities, the designation of the debt securities, any limit on the aggregate principal amount of the debt securities, whether payment on the debt securities will be senior or subordinated to the Company’s other liabilities and
(continued on next page)

(continued from cover)
obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, whether any conversion or exchange rights will be attached to the debt securities, whether the Company may redeem the debt securities at its option and any other specific terms; (iii) in the case of subscription receipts, the number of subscription receipts being offered, the offering price (or the manner of determination thereof, if offered on a non-fixed price basis), the procedures for the exchange of subscription receipts for common shares or debt securities, as the case may be, and any other specific terms; and (iv) in the case of warrants, the designation, number and terms of common shares or debt securities purchasable on the exercise of the warrants, any procedures that will result in adjustment of these numbers, the exercise price, dates and periods of exercise and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this prospectus.
The Company has determined that, as of the date hereof, it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. All shelf information permitted under applicable laws to be omitted from this prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this prospectus.
No underwriter or dealer has been involved in the preparation of, or has performed any review of, this prospectus.
The Company may offer and sell the Securities, separately or together, to or through one or more underwriters or dealers, purchasing as principal for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. The Securities may be offered and sold in Canada and/or the United States and elsewhere where permitted by law. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged by the Company in connection with the offering and sale of the Securities and will set out the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any discounts, commissions or any other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution. See “Plan of Distribution”.
Subject to applicable laws, in connection with any offering of Securities, other than an “at the market distribution”, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities at levels other than those which may prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.
No underwriter of an “at the market distribution”, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under this prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.
Investment in the Securities involves certain risks that should be considered by a prospective investor. See “Risk Factors” along with the risk factors described in the applicable Prospectus Supplement pertaining to a distribution of Securities and the risk factors described in the documents incorporated by reference in this prospectus and any applicable Prospectus Supplement. See “Documents Incorporated by Reference”.
Each of Elizabeth Lewis-Gray and J. Merfyn Roberts is a director of the Company who resides outside of Canada and each has appointed Agnico Eagle Mines Limited, 145 King Street East, Suite 400, Toronto, Ontario, Canada M5C 2Y7 as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.
The outstanding common shares of the Company are listed on the Toronto Stock Exchange (the “TSX”) and on the New York Stock Exchange (the “NYSE”), in each case, under the symbol “AEM”. The registrar and transfer agent for the Company’s common shares is Computershare Trust Company of Canada, Toronto, Ontario. The Company’s head office and registered office is located at 145 King Street East, Suite 400, Toronto, Ontario, Canada M5C 2Y7. Unless otherwise specified in the applicable Prospectus Supplement, there is currently no market through which securities other than common shares offered under this prospectus may be sold and purchasers may not be able to resell any such securities purchased under this prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See the “Risk Factors” section of the applicable Prospectus Supplement.

i

ABOUT THIS PROSPECTUS
This prospectus provides a general description of the Securities that the Company may offer. Each time Securities are offered under this prospectus, the Company will prepare a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this prospectus. Before investing in any Securities, prospective investors should read both this prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under “Documents Incorporated by Reference”.
Only the information contained or incorporated by reference in this prospectus should be relied upon. The Company has not authorized any other person to provide different or additional information. If anyone provides different, additional or inconsistent information, it should not be relied upon. The Securities offered hereunder may not be offered or sold in any jurisdiction where the offer or sale is not permitted. Unless otherwise indicated, the statistical, operating and financial information contained in this prospectus and in the documents incorporated by reference herein is accurate only as of the respective dates of such documents. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, unless stated otherwise, the “Company” refers to Agnico Eagle Mines Limited and its consolidated subsidiaries. When used in this prospectus, the terms “including”, “includes” and “such as” mean including, includes and such as, in each case, without limitation.
The Company reports its financial results using International Financial Reporting Standards (“IFRS”). Unless otherwise stated herein, all references to financial results herein are to those prepared in accordance with IFRS.
CURRENCY AND EXCHANGE RATE INFORMATION
The Company publishes its consolidated financial statements in United States dollars. Unless otherwise indicated, all references to “$”, “US$” or “dollar” in this prospectus refer to United States dollars and “C$” refers to Canadian dollars. The following table sets out, for the years and dates indicated, certain information regarding the Canadian dollar/United States dollar exchange rate. The information is based on the indicative exchange rate as reported by the Bank of Canada. For information purposes, such indicative exchange rate on June 7, 2024 was C$1.3740 = US$1.00.
	Period End	Average(1)	Low	High
	(C$ per US$)
Year ended December 31,
2023	1.3226	1.3497	1.3128	1.3875
2022	1.3544	1.3013	1.2451	1.3856
2021	1.2678	1.2535	1.2040	1.2942
Quarter ended,
March 31, 2024	1.3533	1.3486	1.3316	1.3593

(1)
The average of the indicative rates during the relevant period.

NOTE TO INVESTORS CONCERNING ESTIMATES
OF MINERAL RESERVES AND MINERAL RESOURCES
The mineral reserve and mineral resource estimates contained in this prospectus and in the documents incorporated by reference herein have been prepared in accordance with the Canadian securities administrators’ (the “CSA”) National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”).
The SEC’s disclosure requirements and policies for mining properties were amended in 2019 to more closely align with current industry and global regulatory practices and standards, including NI 43-101.

However, Canadian issuers that report in the United States using the MJDS, such as the Company, may still use NI 43-101 rather than the SEC disclosure requirements when using the SEC’s MJDS registration statement and annual report forms. Accordingly, mineral reserve and mineral resource information contained in this prospectus may not be comparable to similar information disclosed by U.S. companies.
Investors are cautioned that while the SEC recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of the mineral deposits in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. These terms have a great amount of uncertainty as to their economic and legal feasibility. Accordingly, investors are cautioned not to assume that any “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” that the Company reports in this prospectus are or will be economically or legally mineable.
Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that any part or all of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in limited circumstances. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is or will ever be economically or legally mineable.
The mineral reserve and mineral resource data set out in this prospectus and in the documents incorporated by reference herein are estimates, and no assurance can be given that the anticipated tonnages and grades will be achieved or that the indicated level of recovery will be realized. The Company does not include equivalent gold ounces for by-product metals contained in mineral reserves in its calculation of contained ounces. Mineral reserves are not reported as a subset of mineral resources.
For definitions of the terms used in this section, see the Company’s annual information form for the year ended December 31, 2023 (the “AIF”) filed with the CSA on March 22, 2024 and available on the CSA’s System for Electronic Document Analysis and Retrieval (“SEDAR+”).
NOTE TO INVESTORS CONCERNING CERTAIN MEASURES OF PERFORMANCE
This prospectus and the documents incorporated by reference herein disclose certain measures, including “adjusted net income”, “adjusted net income per share”, “earnings before interest, taxes, depreciation and amortization (“EBITDA”)”, “adjusted EBITDA”, “free cash flow”, “free cash flow before changes in working capital”, “total cash costs per ounce” (on both a by-product and a co-product basis), “minesite costs per tonne”, “all-in sustaining costs per ounce” (on both a by-product and a co-product basis), “operating margin”, “sustaining capital expenditures” and “development capital expenditures” that are not standardized measures under IFRS. These measures may not be comparable to similar measures reported by other gold producers. For a reconciliation of these measures to the most directly comparable financial information reported in the consolidated financial statements prepared in accordance with IFRS, and for an explanation of the composition and usefulness of these measures, please see the “Non-GAAP Financial Performance Measures” section of each of the Company’s management’s discussion and analysis for the year ended December 31, 2023 filed with the CSA on SEDAR+ on March 22, 2024 and the three months ended March 31, 2024 filed with the CSA on SEDAR+ on April 25, 2024, each of which are incorporated by reference herein.
FORWARD-LOOKING STATEMENTS
The information contained in this prospectus has, unless otherwise specified, been prepared as of June 10, 2024 and, unless otherwise specified, the information contained in the documents incorporated by reference herein has been prepared as of the respective dates of such documents. Certain statements contained in this prospectus and in the documents incorporated by reference herein, referred to herein as “forward-looking statements”, constitute “forward-looking information” under the provisions of Canadian provincial and territorial securities laws and constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the Company’s plans, objectives, expectations, estimates, beliefs, strategies and intentions and can generally be identified by the use of words such as “aim”, “anticipate”, “believe”, “budget”, “can”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “likely”, “may”, “might”, “plan”, “possible”, “potential”, “project”,

“schedule”, “should”, “target”, “will”, “would” or other variations of these terms or similar words. Forward-looking statements in this prospectus and in the documents incorporated by reference herein include statements regarding:
•
the Company’s outlook for 2024 and future periods, including estimates of or anticipated metal production, ore grades, ore tonnage, recovery rates, project timelines, drilling results, life of mine, total cash costs per ounce, all-in sustaining costs per ounce, minesite costs per tonne, other expenses and cash flows;

•
statements regarding future earnings and the sensitivity of earnings to gold and other metal prices;

•
anticipated levels or trends for prices of gold and by-product metals mined by the Company or for exchange rates between currencies in which capital is raised, revenue is generated or expenses are incurred by the Company;

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estimates of future capital expenditures, exploration expenditures, development expenditures and other cash needs, and expectations as to the funding thereof;

•
estimated timing and conclusions of studies, analyses and evaluations undertaken by the Company or others;

•
statements regarding the projected exploration, development and exploitation of ore deposits, including estimates of the timing of such exploration, development and production or decisions with respect thereto;

•
estimates of mineral reserves and mineral resources and their sensitivities to gold prices and other factors, ore grades and mineral recoveries and statements regarding anticipated future exploration results;

•
anticipated timing of events at the Company’s mines, mine development projects and exploration projects;

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methods by which ore will be extracted or processed;

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estimates of future costs and other liabilities for environmental remediation;

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statements concerning life of mine estimates, expansion projects, recovery rates, mill throughput, optimization and projected exploration, including costs and other estimates upon which such projections are based;

•
statements regarding the Company’s ability to obtain the necessary permits and authorizations in connection with its proposed or current exploration, development and mining operations and the anticipated timing thereof;

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statements regarding the sufficiency of the Company’s cash resources;

•
statements regarding anticipated legislation and regulations, including with respect to climate change, and estimates of their impact on the Company;

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other anticipated trends with respect to the Company’s capital resources and results of operations;

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statements regarding the impact of pandemics and other health emergencies, and measures taken to reduce the spread of such pandemics or other health emergencies on the Company’s future operations and business; and

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the use of proceeds from the sale of the Securities.

Forward-looking statements are necessarily based upon a number of factors and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The material factors and assumptions used in the preparation of the forward looking statements in this prospectus and in the documents incorporated by reference herein are based, and which may prove to be incorrect, include the assumptions set out in this prospectus and in the documents incorporated by reference herein, as well as: that there are no significant disruptions affecting the Company’s operations, whether due to labour disruptions, supply disruptions, damage to equipment, natural or man-made occurrences, pandemics or other health emergencies, mining or milling issues, political changes, title issues, community protests, including by Indigenous groups, or otherwise; that permitting, development, expansion and the ramp up of operations at each of the Company’s mines, mine development projects and exploration projects proceed on a basis consistent with expectations and that the Company does not change its exploration or development plans relating to such projects; that the exchange rates between the Canadian dollar, Australian dollar, Euro, Mexican peso and the U.S. dollar will be approximately consistent with the Company’s expectations; that prices for gold, silver, zinc and copper will be consistent with the Company’s expectations; that prices for key mining and construction supplies, including labour costs, remain consistent with the Company’s expectations; that production meets expectations; that the Company’s current estimates of mineral reserves, mineral resources, mineral grades and mineral recoveries are accurate; that there are no material delays in the timing for completion of development projects; that seismic activity at the Company’s operations at LaRonde, Goldex and other properties is as expected by the Company; that the Company’s current plans to optimize production are successful; that there are no material variations in the current tax and regulatory environments that materially affect the Company; that governments, the Company or others do not take measures in response to pandemics or other health emergencies, or otherwise that, individually or in the aggregate, materially affect the Company’s ability to operate its business, the Company’s productivity or the Company’s ability to obtain necessary supplies and deliver them to its minesites.
The forward-looking statements in this prospectus reflect the Company’s views as at the date of this prospectus and involve known and unknown risks, uncertainties, assumptions and other factors which could cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risk factors set out under “Risk Factors” in this prospectus and the AIF, as well as in the Company’s other filings with the CSA and the SEC. Given these uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All forward-looking information in this prospectus and in the documents incorporated herein by reference is qualified in its entirety by the cautionary statements herein and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by applicable law. This prospectus and the documents incorporated by reference herein contain information regarding anticipated total cash costs per ounce, all-in sustaining costs per ounce and minesite costs per tonne in respect of the Company or at certain of the Company’s projects. The Company believes that these generally accepted industry measures are realistic indicators of operating performance and are useful in allowing year over year comparisons. Investors are cautioned that this information may not be suitable for other purposes.

PROSPECTUS SUMMARY
The following information is a summary only and is to be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this prospectus and in the documents incorporated by reference herein. Capitalized terms used but not defined in this summary have the respective meanings ascribed thereto elsewhere in this prospectus. Unless otherwise indicated, the statistical, operating and financial information contained in this prospectus is presented as at June 10, 2024.
The Company
The Company is a Canadian based and led senior gold mining company, and the third largest gold producer in the world, producing precious metals from operations in Canada, Australia, Finland and Mexico. It has a pipeline of exploration and development projects in these countries as well as in the United States. The Company is a partner of choice within the mining industry, recognized globally for its leading environmental, social and governance practices. The Company was founded in 1957 and has consistently created value for its shareholders, declaring a cash dividend every year since 1983.
The Company’s strategy is to deliver high quality growth while maintaining high performance standards in health, safety, environmental matters and social responsibility; build a strong pipeline of projects to drive future production; and employ the best people and motivate them to reach their potential. While the Company’s primary focus is on gold, it monitors opportunities and considers the exploration, development and mining of, or investment in companies that focus on strategic and critical metals, including copper, nickel and lithium.
The Company’s operating mines and development projects are located in what the Company believes to be politically stable jurisdictions that are supportive of the mining industry. The political stability of the regions in which the Company operates helps to provide confidence in its current and future prospects and profitability. This is important for the Company as it believes that many of its current mines and recently acquired mining projects have long-term mining potential.
The Company earns a significant proportion of its revenue and cash flow from the production and sale of gold in both doré bar and concentrate form. The remainder of revenue and cash flow is generated by the production and sale of by-product metals, primarily silver, copper and zinc. In 2023, the Company produced 3,439,654 ounces of gold at production costs per ounce of gold of $853, total cash costs per ounce of $865 and at all-in sustaining costs per ounce of $1,179. This includes 50% of the production from the Canadian Malartic complex to and including March 30, 2023 and 100% thereafter following the closing of the acquisition by the Company of, among other things, the 50% of the Canadian Malartic complex that the Company did not then own from Yamana Gold Inc.
For 2024, the Company expects to produce approximately 3.35 to 3.55 million ounces of gold at total cash costs per ounce between $875 and $925 and at all-in sustaining costs per ounce between $1,200 and $1,250. See “Note to Investors Concerning Certain Measures of Performance” for a discussion of the use of the non-GAAP measures total cash costs per ounce and all-in sustaining costs per ounce. The Company and its shareholders have full exposure to gold prices due to its long-standing policy of no forward gold sales.

RISK FACTORS
An investment in the Securities involves certain risks. Before making an investment decision, prospective investors should carefully consider all of the information in this prospectus and the documents incorporated by reference herein, including the relevant Prospectus Supplement relating to a specific offering of Securities, and, in particular, should evaluate the risk factors set out under the heading “Risk Factors” in the AIF. The risks described herein and therein are not the only ones facing the Company. Additional risks not currently known to the Company or that the Company currently deems immaterial may also affect the Company’s business operations.
In addition, prospective investors should carefully consider, in light of their own financial circumstances, the risk factors set out below before making an investment decision.
The Securities may be subject to exchange rate risk.
Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective investors should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than the currency primarily used by such investor. Such Securities may not be an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.
As a foreign private issuer, the Company is permitted to follow certain home country corporate governance practices instead of otherwise applicable SEC and NYSE requirements, which may provide less protection to investors.
As a foreign private issuer, the Company is permitted to follow certain Canadian corporate governance practices instead of those otherwise required under the corporate governance standards for U.S. domestic issuers in reliance on NYSE rules that permit a foreign private issuer to follow the corporate governance practices of its home country. The Company follows Canadian practices with regard to obtaining shareholder approval for certain dilutive events, and the Company may in the future elect to follow Canadian practices with regard to other matters such as the formation and composition of the board of directors, committees of the board of directors and separate sessions of independent directors. Accordingly, investors may not be afforded the same protection as provided under NYSE corporate governance rules. Following Canadian governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the NYSE may provide less protection than is accorded to investors in U.S. domestic issuers.
As a foreign private issuer, the Company will not be subject to the provisions of Regulation FD or U.S. proxy rules and will be exempt from filing certain Exchange Act reports, which could result in the Securities being less attractive to investors.
As a foreign private issuer, the Company is exempt from certain requirements under U.S. securities laws that apply to public companies that are not foreign private issuers. In particular, the Company is exempt from the rules and regulations under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) related to the furnishing and content of proxy statements, and the officers, directors and principal shareholders of the Company are exempt from the insider reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company is not required under the Exchange Act to file annual and current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and the Company is generally exempt from filing quarterly reports with the SEC under the Exchange Act. The Company is also exempt from the provisions of Regulation FD, which prohibits the selective disclosure of material non-public information to, among others, broker-dealers and holders of a company’s securities under circumstances in which it is reasonably foreseeable that the holder will trade in the company’s securities on the basis of the information.
The Company will lose its foreign private issuer status if a majority of the common shares are held by U.S. persons and a majority of its directors or executive officers are U.S. citizens or residents or if the Company fails to meet other requirements necessary to avoid loss of foreign private issuer status. Although the Company has elected to comply with certain U.S. regulatory provisions, loss of foreign private issuer status would make compliance with such provisions mandatory. The Company’s regulatory and compliance costs under U.S. securities laws as a U.S. domestic issuer may be significantly higher than the costs incurred as a Canadian foreign private issuer eligible to use MJDS.
If the Company ceases to be a foreign private issuer, it would not be eligible to use MJDS or other foreign issuer forms and will be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. The Company may also be required to modify certain policies to comply with the governance obligations of U.S. domestic issuers. Such modifications will involve additional costs. In addition, the Company would lose its ability to rely upon exemptions from certain corporate governance requirements that are available to foreign private issuers with securities listed on the NYSE.
THE COMPANY
Overview of the Company
The Company is a Canadian based and led senior gold mining company, and the third largest gold producer in the world, producing precious metals from operations in Canada, Australia, Finland and Mexico. It has a pipeline of exploration and development projects in these countries as well as in the United States. The Company is a partner of choice within the mining industry, recognized globally for its leading environmental, social and governance practices. The Company was founded in 1957 and has consistently created value for its shareholders, declaring a cash dividend every year since 1983.
The Company’s strategy is to deliver high quality growth while maintaining high performance standards in health, safety, environmental matters and social responsibility; build a strong pipeline of projects to drive future production; and employ the best people and motivate them to reach their potential. While the Company’s primary focus is on gold, it monitors opportunities and considers the exploration, development and mining of, or investment in companies that focus on strategic and critical metals, including copper, nickel and lithium.
The Company’s operating mines and development projects are located in what the Company believes to be politically stable jurisdictions that are supportive of the mining industry. The political stability of the regions in which the Company operates helps to provide confidence in its current and future prospects and profitability. This is important for the Company as it believes that many of its current mines and recently acquired mining projects have long-term mining potential.
The following is a list of the Company’s operating mines, all of which are 100% owned, directly or indirectly, by the Company, unless otherwise indicated:
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LaRonde complex (Québec, Canada)

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Canadian Malartic complex (Québec, Canada)

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Goldex mine (Québec, Canada)

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Detour Lake mine (Ontario, Canada)

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Macassa mine (Ontario, Canada)

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Meadowbank complex (Nunavut, Canada)

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Meliadine mine (Nunavut, Canada)

•
Fosterville mine (Victoria, Australia)

•
Kittila mine (Finland)

•
Pinos Altos mine (Chihuahua, Mexico)

The Company’s executive and registered office is located at 145 King Street East, Suite 400, Toronto, Ontario, Canada M5C 2Y7; telephone: (416) 947-1212; website: http://www.agnicoeagle.com. The information contained on the website is not part of this prospectus.

RECENT DEVELOPMENTS
On May 1, 2024, the Company received approval from the TSX to renew its normal course issuer bid (the “NCIB”), pursuant to which the Company may purchase for cancellation, on the open market at its discretion, during the period commencing May 4, 2024 and ending on the earlier of May 3, 2025 and the completion of the purchases under the NCIB, up to the lesser of: (i) 24,961,914 common shares, which is approximately 5% of the issued and outstanding common shares; and (ii) that number of common shares that can be purchased by the Company under the NCIB for an aggregate purchase price, excluding commissions, of not more than $500,000,000, subject to the normal terms and limitations of such bids. Purchases under the NCIB are expected to be made through the facilities of the TSX, the NYSE and alternative trading systems in Canada or the United States, at prevailing market prices. The NCIB will be funded using the Company’s existing cash resources, and any common shares repurchased under the NCIB will be cancelled.
CONSOLIDATED CAPITALIZATION
There have been no material changes in the Company’s share and loan capital, on a consolidated basis, since March 31, 2024, the date of the Company’s most recently filed financial statements.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including to fund potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities. The Company may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities denominated in Canadian dollars or other currencies.
All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.
EARNINGS COVERAGE
If the Company offers any debt securities having a term to maturity in excess of one year under this prospectus and a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such securities.
DESCRIPTION OF SHARE CAPITAL
The authorized capital of the Company consists of an unlimited number of common shares, of which 500,278,715 were issued and outstanding as of the close of business on June 7, 2024. All outstanding common shares of the Company are fully paid and non-assessable. The holders of the common shares are entitled to receive notice of any meetings of shareholders and may attend and vote at such meetings and are entitled to one vote per share. The holders of the common shares are also entitled to receive dividends if, as and when declared by the directors of the Company. In the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment of all outstanding debts, the remaining assets of the Company available for distribution would be distributed rateably to the holders of the common shares. Holders of the common shares of the Company have no pre-emptive, redemption, exchange or conversion rights. The Company may not create any class or series of shares or make any modification to the provisions attaching to the Company’s common shares without the affirmative vote of at least two-thirds of the votes cast by the holders of the common shares.

DIVIDENDS
The Company’s current policy is to pay quarterly dividends on its common shares and, on February 15, 2024, the Company declared a quarterly dividend of $0.40 per common share, which was paid on March 15, 2024. On April 25, 2024, the Company declared a quarterly dividend of $0.40 per common share, which will be paid to holders of record as at May 31, 2024 on June 14, 2024. In 2023 and 2022, the dividends paid were $1.60 per common share (quarterly payments of $0.40 per common share). In 2021, the dividends paid were $1.40 per common share (quarterly payments of $0.35 per common share). Although the Company expects to continue paying a cash dividend, future dividends will be at the discretion of the board of directors and will be subject to factors such as the Company’s earnings, financial condition and capital requirements.
PLAN OF DISTRIBUTION
The Company may offer and sell the Securities, separately or together, to or through one or more underwriters or dealers, purchasing as principal for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set out the terms of the offering, including, as applicable:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price or prices, and form of consideration for, the Securities (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be an “at the market distribution” as defined in National Instrument 44-102 — Shelf Distributions);

•
the proceeds to the Company from the sale of the Securities;

•
any underwriting discounts or commissions and other items constituting underwriters’ compensation;

•
any delayed delivery arrangements; and

•
any securities exchanges on which the Securities may be listed.

A Prospectus Supplement may also provide that the Securities sold thereunder will be “flow-through” securities.
The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The price at which the Securities may be offered may vary between purchasers and during the distribution period. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters, dealers or agents to the Company.
Underwriters, dealers and agents that participate in the distribution of the Securities may be entitled under one or more agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.
Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in and subject to limitations imposed by applicable Canadian securities laws, which includes sales made directly on an existing trading market for the common shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at the market” offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at the market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.
The Securities may also be sold directly by the Company in accordance with applicable securities laws at prices and upon terms agreed to by the purchaser and the Company, or through agents designated by the Company, from time to time. Any agent involved in the offering and sale of Securities pursuant to a particular Prospectus Supplement will be named, and any commissions payable by the Company to that agent will be set out in such Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.
In connection with any offering of Securities, other than an “at the market distribution”, the applicable Prospectus Supplement will set out any intention by the underwriters, dealers or agents to offer, over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.
EXPERTS
None of Robert Badiu, P.Geo., Claude Bolduc, P.Eng., Francois Bouchard, P.Geo., Denis Caron, Eng., Larry Connell, P.Eng., Vincent Dagenais, P.Eng., Jean-Francois Dupont, P.Eng., Dyane Duquette, P.Geo., Juan Figueroa, P.Geo., Patrick Fiset, Eng., Paul Andrew Fournier, P.Eng., Guy Gagnon, P.Eng., Dominique Girard, Eng., Guy Gosselin, Eng., P.Geo., Steven Gray, P.Geo., Nicole Houle, P.Geo., Dany Laflamme, Eng., Sylvie Lampron, P.Eng., Julie Larouche, P.Geo., Karl Leetmaa, P. Eng., Pascal Lehouiller, P.Geo., Andre Leite, P.Eng., Yanick Létourneau, P.Eng., Pierre McMullen, P. Eng., David Paquin Bilodeau, P.Geo., François Petrucci, P.Eng., David Pitre, P.Eng., P.Geo., Carol Plummer, Eng., Alexandre Proulx, Eng., Veronika Raizman, P.Geo., François Robichaud, Eng., Natasha Vaz, P.Eng., and Devin Wilson, P.Eng. (each, a “Qualified Person”), each of whom has prepared or certified a report under NI 43-101 or approved scientific and technical information referenced in this prospectus and in the documents incorporated by reference herein, has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, each of the Qualified Persons beneficially owns, directly or indirectly, less than one percent of any outstanding securities of the Company or any associate or affiliate of the Company. Each of the Qualified Persons is, or was at the time such person prepared or certified the relevant report under NI 43-101 or approved the relevant scientific and technical information, an officer or employee of the Company and/or one or more of its associates or affiliates.
The auditors of the Company are Ernst & Young LLP, Chartered Professional Accountants, Licensed Public Accountants, of Toronto, Ontario. Ernst & Young LLP report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (“PCAOB”). Ernst & Young LLP is registered with the PCAOB. The Annual Financial Statements (as defined below), as well as the Company’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP. Ernst & Young LLP’s report on the Annual Financial Statements (as defined below) is incorporated by reference herein in reliance on their report given their authority as experts in accounting and auditing.

Scientific and Technical Information
The scientific and technical information set out in this prospectus relating to properties that are material to the Company has been approved by the following “qualified persons” as defined by NI 43-101: Dyane Duquette, P.Geo., Vice President, Mineral Resources Management; Exploration — Guy Gosselin, Eng., P.Geo., Executive Vice President, Exploration; Environmental — Carol Plummer, Eng., Executive Vice President, Sustainability, People & Culture; Mining operations, Quebec, Nunavut and Finland mines (other than mineral reserves and mineral resources) — Dominique Girard, Eng., Chief Operating Officer — Nunavut, Quebec & Europe; Mining operations, Ontario, Mexico and Australia mines (other than mineral reserves and mineral resources) — Natasha Vaz, P.Eng., Chief Operating Officer — Ontario, Australia & Mexico.
LEGAL MATTERS
Certain legal matters in connection with the Securities offered hereby will be passed on for the Company by Davies Ward Phillips & Vineberg LLP, Toronto, Ontario and New York, New York. At the date hereof, partners and associates of Davies Ward Phillips & Vineberg LLP own beneficially, directly or indirectly, less than one percent of any securities of the Company or any associate or affiliate of the Company.
DOCUMENTS INCORPORATED BY REFERENCE
The following documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada and with the SEC are specifically incorporated by reference in, and form an integral part of, this prospectus:
a.
the AIF;

b.
the annual audited consolidated financial statements of the Company as at December 31, 2023 and December 31, 2022 and for the fiscal years then ended, together with the notes thereto, and the auditors’ report thereon dated March 22, 2024 (the “Annual Financial Statements”);

c.
management’s discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2023;

d.
the interim unaudited consolidated financial statements of the Company as at March 31, 2024 and for the three months ended March 31, 2024 and 2023, together with the notes thereto;

e.
management’s discussion and analysis of financial condition and results of operations of the Company for the three months ended March 31, 2024; and

f.
the management information circular prepared in connection with the Company’s annual and special meeting of shareholders held on April 26, 2024.

All documents of the type referred to above, and any business acquisition reports and material change reports (excluding confidential material change reports), disclosing additional or updated information filed by the Company with any securities commission or similar regulatory authority in Canada subsequent to the date of this prospectus and prior to the termination of any distribution under this prospectus shall be deemed to be incorporated by reference into this prospectus.
To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F or Form 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this prospectus forms a part. In addition, the Company may incorporate by reference into this prospectus documents that it files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein. The Company’s current reports on Form 6-K and its annual reports on Form 40-F are available on the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) website at www.sec.gov.

Upon a new annual information form and the related annual audited consolidated financial statements being filed by the Company with, and where required, accepted by, the CSA during the currency of this prospectus, the previous annual information form, the previous annual audited consolidated financial statements and all interim unaudited financial statements (including management’s discussion and analysis of financial condition and results of operations in the quarterly reports for such periods), material change reports, business acquisition reports and information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated by reference in this prospectus for purposes of future offerings and sales of Securities hereunder. Upon new interim financial statements and the accompanying management discussion and analysis of financial condition and results of operations being filed by the Company with the applicable securities regulatory authorities during the term of this prospectus, all interim financial statements and accompanying management’s discussion and analysis of financial condition and results of operations filed prior to the filing of the new interim financial statements shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offerings and sales of Securities hereunder.
Any statement contained in this prospectus and in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document which it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities regulatory authorities in each of the provinces and territories of Canada and the SEC. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary, Agnico Eagle Mines Limited, 145 King Street East, Suite 400, Toronto, Ontario, Canada M5C 2Y7 (telephone (416) 947-1212), and are also available electronically at www.sedarplus.ca and www.sec.gov.
A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and shall be deemed to be incorporated by reference into this prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Securities covered by that Prospectus Supplement.
AVAILABLE INFORMATION
The Company has filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set out in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Securities offered in this prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed and exhibits to the registration statement. Each such statement is qualified in its entirety by such reference. See “Documents Filed as Part of the Registration Statement”.
In addition to the Company’s continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the

Company’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Any information filed with the SEC can be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330 or by accessing its website at www.sec.gov. Some of the documents that the Company files with or furnishes to the SEC are electronically available from EDGAR, and may be accessed at www.sec.gov.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
The Company is incorporated under the laws of the Province of Ontario, Canada. The majority of the Company’s directors and officers and the experts named in this prospectus and the documents incorporated by reference herein are residents of Canada. Also, almost all of the Company’s assets and the assets of these persons are located outside of the United States. As a result, it may be difficult for shareholders to initiate a lawsuit within the United States against these non-United States residents, or to enforce judgments in the United States against the Company or these persons which are obtained in a United States court. The Company’s Canadian counsel has advised the Company that a monetary judgment of a United States court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Company cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon the civil liability provisions of United States federal securities laws. It may also be difficult for holders of the Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of the Company’s directors and officers and experts under United States federal securities laws.
The Company has filed with the SEC, concurrently with the registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company has appointed Davies Ward Phillips & Vineberg LLP located at 900 Third Avenue, 24th Floor, New York, New York 10022 U.S.A., as the Company’s agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against the Company in a United States court arising out of or related to or concerning the offering of the Securities under the registration statement.
Additionally, it might be difficult for shareholders to enforce judgments of United States courts based solely upon civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States in a Canadian court against the Company or any of its non-United States resident directors, officers or the experts named in this prospectus or to bring an original action in a Canadian court to enforce liabilities based on the United States federal or state securities laws against such persons.
WELL-KNOWN SEASONED ISSUER
On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including Ontario Instrument 44-501 — Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (Interim Class Order), as amended by OSC Rule 44-502 — Extension of Ontario Instrument 44‑501 — Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, as amended, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders came into force on January 4, 2022 and allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. The Company has determined that, on the date hereof, it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents referred to under “Documents Incorporated by Reference”; the consent of Ernst & Young LLP; the consent of Davies Ward Phillips & Vineberg LLP; the consent of each of the following Qualified Persons: Alexandre Proulx, Eng., Andre Leite, P.Eng, Carol Plummer, Eng., Claude Bolduc, P.Eng, Dany Laflamme, Eng., David Paquin Bilodeau, P.Geo., David Pitre, P.Eng., P.Geo., Denis Caron, Eng., Devin Wilson, P.Eng, Dominique Girard, Eng., Dyane Duquette, P.Geo., Francois Bouchard, P.Geo., François Petrucci, Eng., François Robichaud, Eng., Guy Gagnon, P.Eng., Guy Gosselin, Eng., P.Geo., Juan Figueroa, P.Geo., Jean-Francois Dupont, P.Eng, Julie Larouche, P.Geo., Karl Leetmaa, P. Eng., Larry Connell, P.Eng., Nicole Houle, P.Geo., Natasha Vaz, P.Eng., Pascal Lehouiller, P.Geo., Patrick Fiset, Eng., Pierre McMullen, P. Eng., Paul Andrew Fournier, P.Eng., Robert Badiu, P.Geo., Sylvie Lampron, Eng, Steven Gray, P.Geo., Veronika Raizman, P.Geo., Vincent Dagenais, P.Eng., Yanick Létourneau, P.Eng.; the powers of attorney from the Company’s directors and officers; and the form of indenture relating to the debt securities that may be issued under this prospectus.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
INDEMNIFICATION
Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is involved by reason of his being or having been a director or officer of the Registrant or such other entity on condition that (i) the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Further, the Registrant may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the Registrant, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils conditions (i) and (ii) above. A director or officer is entitled to indemnification from the Registrant as a matter of right if he was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he ought to have done and fulfilled conditions (i) and (ii) above.
In accordance with the Business Corporations Act (Ontario), the by-laws of the Registrant indemnify a director or officer, a former director or officer, or an individual who acts or acted at the Registrant’s request as a director or officer of a body corporate or an individual acting in a similar capacity of another entity, and such individual’s heirs and legal representatives, against any and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he was involved by reason of being or having been a director or officer of the Registrant or other corporation if he acted honestly and in good faith with a view to the best interests of the Registrant, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).
Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS
The following exhibits have been filed as part of the Registration Statement:
Exhibit No.	Description
4.1
Annual information form of the Registrant dated March 22, 2024 for the fiscal year ended December 31, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the Commission on March 25, 2024)

4.2
Annual audited consolidated financial statements of the Registrant comprised of the consolidated balance sheets of the Registrant as at December 31, 2023 and December 31, 2022 and the related consolidated statements of income and comprehensive income, equity and cash flows for the years ended December 31, 2023 and December 31, 2022, together with the notes thereto and the auditors’ report thereon dated March 22, 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the Commission on March 25, 2024)

4.3
Management’s discussion and analysis of financial condition and results of operation of the Registrant for the year ended December 31, 2023 (incorporated by reference to Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the Commission on March 25, 2024)

4.4
Management information circular prepared in connection with the Registrant’s annual and special meeting of shareholders held on April 26, 2024 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on March 26, 2024)

4.5
Condensed interim unaudited consolidated financial statements of the Registrant comprised of the consolidated balance sheets of the Registrant as at March 31, 2024 and March 31, 2023 and the related interim consolidated statements of income and comprehensive income, equity and cash flows for the three months ended March 31, 2024 and 2023, together with the notes thereto (incorporated by reference to the Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on April 25, 2024)

4.6
Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three months ended March 31, 2024 (incorporated by reference to the Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on April 25, 2024)

5.1	Consent of Robert Badiu, P.Geo.
5.2	Consent of Claude Bolduc, P.Eng.
5.3	Consent of Francois Bouchard, P.Geo.
5.4	Consent of Denis Caron, Eng.
5.5	Consent of Larry Connell, P.Eng.
5.6	Consent of Vincent Dagenais, P.Eng.
5.7	Consent of Jean-Francois Dupont, P.Eng.
5.8	Consent of Dyane Duquette, P.Geo.
5.9	Consent of Juan Figueroa, P.Geo.
5.10	Consent of Patrick Fiset, Eng.
5.11	Consent of Paul Andrew Fournier, P.Eng.
5.12	Consent of Guy Gagnon, P.Eng.
5.13	Consent of Dominique Girard, Eng.
5.14	Consent of Guy Gosselin, Eng., P.Geo.
5.15	Consent of Steven Gray, P.Geo.
5.16	Consent of Nicole Houle, P.Geo.
5.17	Consent of Dany Laflamme, Eng.

Exhibit No.	Description
5.18	Consent of Sylvie Lampron, P.Eng.
5.19	Consent of Julie Larouche, P.Geo.
5.20	Consent of Karl Leetmaa, P. Eng.
5.21	Consent of Pascal Lehouiller, P.Geo.
5.22	Consent of Andre Leite, P.Eng.
5.23	Consent of Yanick Létourneau, P.Eng.
5.24	Consent of Pierre McMullen, P. Eng.
5.25	Consent of David Paquin Bilodeau, P.Geo.
5.26	Consent of François Petrucci, P.Eng.
5.27	Consent of David Pitre, P.Eng., P.Geo.
5.28	Consent of Carol Plummer, Eng.
5.29	Consent of Alexandre Proulx, Eng.
5.30	Consent of Veronika Raizman, P.Geo.
5.31	Consent of François Robichaud, Eng.
5.32	Consent of Natasha Vaz, P.Eng.
5.33	Consent of Devin Wilson, P.Eng.
5.34	Consent of Ernst & Young LLP
5.35	Consent of Davies Ward Phillips & Vineberg LLP
6.1	Powers of Attorney, included on the signature page of this Registration Statement
7.1	Form of Indenture
107	Filing Fee Table

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
(a)   Concurrently with the filing of this Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.
(b)   Any change to the name or address of the Registrant’s agent for service of process shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.
III-1

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Country of Canada, on June 10, 2024.
AGNICO EAGLE MINES LIMITED
By:
/s/ Jamie Porter

Name:
Jamie Porter

Title:
Executive Vice-President, Finance and Chief Financial Officer

Each person whose signature appears below constitutes and appoints Ammar Al-Joundi, Jamie Porter, Chris Vollmershausen and Sean Boyd, and each of them, any of whom may act without the joinder of the others, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2024.
Name	Title	Date
/s/ Ammar Al-Joundi Ammar Al-Joundi	President and Chief Executive Officer, Director (Principal Executive Officer)	June 10, 2024
/s/ Jamie Porter Jamie Porter	Executive Vice-President, Finance, and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	June 10, 2024
/s/ Sean Boyd Sean Boyd	Chair	June 10, 2024
/s/ Leona Aglukkaq Leona Aglukkaq	Director	June 10, 2024
/s/ Martine A. Celej Martine A. Celej	Director	June 10, 2024
Jonathan Gill	Director	June 10, 2024
/s/ Peter Grosskopf Peter Grosskopf	Director	June 10, 2024
III-2

Name	Title	Date
Elizabeth Lewis-Gray	Director	June 10, 2024
/s/ Deborah McCombe Deborah McCombe	Director	June 10, 2024
/s/ Jeffrey Parr Jeffrey Parr	Vice Chair	June 10, 2024
/s/ J. Merfyn Roberts J. Merfyn Roberts	Director	June 10, 2024
/s/ Jamie C. Sokalsky Jamie C. Sokalsky	Lead Director	June 10, 2024
III-3

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Agnico Eagle Mines Limited in the United States, on this 10th day of June, 2024.
AGNICO EAGLE (USA) LIMITED
/s/ Chris Vollmershausen

Name:
Chris Vollmershausen

Title:
Authorized Signatory

III-4

EXHIBIT INDEX
Exhibit No.	Description
4.1
Annual information form of the Registrant dated March 22, 2024 for the fiscal year ended December 31, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the Commission on March 25, 2024)

4.2
Annual audited consolidated financial statements of the Registrant comprised of the consolidated balance sheets of the Registrant as at December 31, 2023 and December 31, 2022 and the related consolidated statements of income and comprehensive income, equity and cash flows for the years ended December 31, 2023 and December 31, 2022, together with the notes thereto and the auditors’ report thereon dated March 22, 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the Commission on March 25, 2024)

4.3
Management’s discussion and analysis of financial condition and results of operation of the Registrant for the year ended December 31, 2023 (incorporated by reference to Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the Commission on March 25, 2024)

4.4
Management information circular prepared in connection with the Registrant’s annual and special meeting of shareholders held on April 26, 2024 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on March 26, 2024)

4.5
Condensed interim unaudited consolidated financial statements of the Registrant comprised of the consolidated balance sheets of the Registrant as at March 31, 2024 and March 31, 2023 and the related interim consolidated statements of income and comprehensive income, equity and cash flows for the three months ended March 31, 2024 and 2023, together with the notes thereto (incorporated by reference to the Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on April 25, 2024)

4.6
Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three months ended March 31, 2024 (incorporated by reference to the Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on April 25, 2024)

5.1	Consent of Robert Badiu, P.Geo.
5.2	Consent of Claude Bolduc, P.Eng.
5.3	Consent of Francois Bouchard, P.Geo.
5.4	Consent of Denis Caron, Eng.
5.5	Consent of Larry Connell, P.Eng.
5.6	Consent of Vincent Dagenais, P.Eng.
5.7	Consent of Jean-Francois Dupont, P.Eng.
5.8	Consent of Dyane Duquette, P.Geo.
5.9	Consent of Juan Figueroa, P.Geo.
5.10	Consent of Patrick Fiset, Eng.
5.11	Consent of Paul Andrew Fournier, P.Eng.
5.12	Consent of Guy Gagnon, P.Eng.
5.13	Consent of Dominique Girard, Eng.
5.14	Consent of Guy Gosselin, Eng., P.Geo.
5.15	Consent of Steven Gray, P.Geo.
5.16	Consent of Nicole Houle, P.Geo.
5.17	Consent of Dany Laflamme, Eng.
5.18	Consent of Sylvie Lampron, P.Eng.

Exhibit No.	Description
5.19	Consent of Julie Larouche, P.Geo.
5.20	Consent of Karl Leetmaa, P. Eng.
5.21	Consent of Pascal Lehouiller, P.Geo.
5.22	Consent of Andre Leite, P.Eng.
5.23	Consent of Yanick Létourneau, P.Eng.
5.24	Consent of Pierre McMullen, P. Eng.
5.25	Consent of David Paquin Bilodeau, P.Geo.
5.26	Consent of François Petrucci, P.Eng.
5.27	Consent of David Pitre, P.Eng., P.Geo.
5.28	Consent of Carol Plummer, Eng.
5.29	Consent of Alexandre Proulx, Eng.
5.30	Consent of Veronika Raizman, P.Geo.
5.31	Consent of François Robichaud, Eng.
5.32	Consent of Natasha Vaz, P.Eng.
5.33	Consent of Devin Wilson, P.Eng.
5.34	Consent of Ernst & Young LLP
5.35	Consent of Davies Ward Phillips & Vineberg LLP
6.1	Powers of Attorney, included on the signature page of this Registration Statement
7.1	Form of Indenture
107	Filing Fee Table